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                                                                    EXHIBIT 2.03


                                                                December 8, 1995

Caere Corporation
100 Cooper Court
Los Gatos, CA 95030
Attn: Blanche M. Sutter,
     Chief Financial Officer

Ladies and Gentlemen:

     In connection with that certain Agreement and Plan of Reorganization and Merger between Caere Corporation ("Caere") and ViewStar Corporation ("ViewStar") dated as of October 9, 1995, as amended and restated October 23, 1995 (the "Merger Agreement"), ViewStar, F. Gibson Myers, Jr., as Indemnifying Shareholders' Agent and the additional undersigned "Signing Shareholders" hereby agree with you that the sum of $25,000 being paid by ViewStar to Stephen E. Recht ("Recht") under the Separation Agreement and Mutual Release being entered into between ViewStar and Recht, a true and complete copy of which has been delivered to you by ViewStar (the "Separation Agreement"), will be treated as "Company Excess Employee Expenses" for purposes of the Merger Agreement. In consideration of our so agreeing, you agree to waive any breach of representation and warranty by ViewStar in Section 2 of the Merger Agreement and any breach of the covenants of ViewStar contained in Section 4 of the Merger Agreement that may have occurred or that may occur by reason of ViewStar entering into the Separation Agreement with Recht or performing its obligations thereunder.

                                          Sincerely,

                                          VIEWSTAR CORPORATION,
                                          a California Corporation
                                          By:
                                          Print Name:
                                          Title:

                                                 F. Gibson Myers, Jr., as
                                             Indemnifying Shareholders' Agent
Accepted:

CAERE CORPORATION,
a Delaware Corporation
By:
             Robert G. Teresi
        Chairman of the Board and
         Chief Executive Officer
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VIEWSTAR ACQUISITION CORP.,
a California Corporation
By:
            Blanche M. Sutter
         Chief Financial Officer

                                          SIGNING SHAREHOLDERS:

                                                   Kamran Kheirolomoom

                                                        Mark Perry

                                          MAYFIELD FUND
                                          By:
                                          Print Name:
                                          Title:
INMAN & BOWMAN
By:
Print Name:
Title:

WONGFRATRIS COMPANY
By:
Print Name:
Title: